UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262

(Address of principal executive offices, including zip code)

(817) 859-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2023, the Board of Directors (the “Board”) of The Charles Schwab Corporation (“CSC”) approved the amendment and restatement of CSC’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendments effected by the Bylaws, among other things:

•	provide greater flexibility for the Board to cancel, postpone or reschedule any meeting of stockholders, as permitted under the General Corporation Law of the State of Delaware (the “DGCL”);

•

include conforming changes in response to various amendments to the DGCL, including (i) clarifying adjournment procedures in accordance with Section 232 of the DGCL and providing that, when a meeting is adjourned, including due to a technical failure to convene or continue the meeting by remote communication, notice need not be given if the time and place of the meeting are provided in any manner permitted by the DGCL; (ii) clarifying procedures for voting by proxy; (iii) aligning treatment of shares held by CSC or any subsidiary for voting and quorum purposes with Section 160 of the DGCL; (iv) clarifying procedures for voting by proxy; (v) eliminating the requirement that a list of stockholders be made available during a stockholders’ meeting to align with Section 219 of the DGCL; (vi) opting into Section 141(c)(2) of the DGCL with respect to authority of Board committees and providing for minimum number of directors for purposes of committee quorums; and (vii) updating certificate- and indemnification-related provisions to closer conform to the DGCL;

•	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, which is reserved for the exclusive use by the Board;

•

include certain requirements for all Board nominees and directors in a new Section 2.12, including (i) consent to serve for the full term and being named as a nominee in a proxy statement and form of proxy for the applicable meeting; (ii) certain representations regarding certain compensation and voting arrangements, agreement to comply with all CSC governance polices and guidelines applicable to directors, as well as agreement to provide all fully completed and signed questionnaires (as defined in the Bylaws) within the time frames included in the Bylaws; and (iii) agreement to confirm accuracy of any information submitted if requested;

•

add a new Section 2.13 regarding conduct of stockholder meetings, which enumerates, among other things, powers of the Board and chairman of a stockholders’ meeting to prescribe rules and regulations for the conduct of any meeting of the stockholders, including ability to disregard nominations or other proposals of business that do not comply with requirements set forth in the Bylaws;

•	provide that certain CSC officers may vote (or authorize another person by proxy to vote) any shares or securities of another corporation or other entity owned by CSC; and

•	incorporate other conforming and clarifying changes (including to officer provisions to better align titles with CSC’s practices), and reflect other changes in law.

The foregoing description is qualified by reference to the full text of the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of The Charles Schwab Corporation, effective January 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: January 31, 2023	By:	/s/ Peter Crawford
Peter Crawford
Managing Director and Chief Financial Officer